UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2011

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2011, Molson Coors Brewing Company (the “Company”) named Zahir Ibrahim as its new Controller and Chief Accounting Officer, effective October 1, 2011. As previously announced, William G. Waters, the Company’s current Controller and Chief Accounting Officer, will serve as the Company’s Chief Corporate Strategy Officer, effective October 1, 2011.

Mr. Ibrahim, age 41, joined the Company’s UK business in 2007 as Vice President of Financial Planning and Control and most recently served as Vice President of Commercial Finance. Prior to joining the Company, Mr. Ibrahim served as Chief Financial Officer of CML Innovative Technologies, a global electronics business, from 2006 to 2007.

Mr. Ibrahim participates in the Company’s Incentive Plan but is not otherwise a party to and does not participate in any other material plans, contracts or arrangements. The Company has not entered into or materially amended the terms of any compensation arrangements with Mr. Ibrahim.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

99.1	Press Release of Molson Coors Brewing Company, dated September 1, 2011, announcing the appointment of Zahir Ibrahim as Controller.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	September 1, 2011	By:	/s/ Samuel D. Walker
Samuel D. Walker
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Molson Coors Brewing Company, dated September 1, 2011, announcing the appointment of Zahir Ibrahim as Controller.